Registration No. 33-_______

               SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549


                            FORM S-8
                     REGISTRATION STATEMENT
                             Under
                   THE SECURITIES ACT OF 1933


                       HON INDUSTRIES INC.
     (Exact Name of Registrant as Specified in Its Charter)


             Iowa                           42-0617510
 (State or Other Jurisdiction            (I.R.S. Employer
       of Incorporation)               Identification No.)

                      414 East Third Street
                          P.O. Box 1109
                   Muscatine, Iowa 52761-0071
   (Address of Principal Executive Offices Including Zip Code)


       HON INDUSTRIES Inc. Profit-Sharing Retirement Plan
                    (Full Title of the Plan)


                     James I. Johnson, Esq.
         Vice President, General Counsel and Secretary
                      HON INDUSTRIES Inc.
                     414 East Third Street
                          P.O. Box 1109
                   Muscatine, Iowa 52761-0071
             (Name and Address of Agent For Service)

                         (319) 264-7400
  (Telephone Number, Including Area Code, of Agent For Service)



                         With a copy to:
                   Elizabeth C. Kitslaar, Esq.
                   Jones, Day, Reavis & Pogue
                         77 West Wacker
                  Chicago, Illinois  60601-1692
                         (312) 269-4114







                   CALCULATION OF REGISTRATION FEE

Title Of Securities    Amount To    Proposed    Proposed    Amount Of
  To Be Registered         Be        Maximum     Maximum    Registra-
                      Registered    Offering    Aggregate   tion Fee
                          (1)         Price     Offering
                                       Per      Price(2)
                                    Share(2)

Common Stock, $1.00    3,000,000     $17.84    $53,520,000   $14,130
par value (including
Preferred Share
Purchase Rights to
purchase shares of
Series A Junior
Participating
Preferred Stock,
$1.00 par value)

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the HON INDUSTRIES Inc. Profit-Sharing Retirement Plan, as amended (the "Plan"), as described herein.
(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, on the basis of the average of high and low sale prices of the shares of Common Stock, $1.00 par value (the "Common Stock"), of HON INDUSTRIES Inc. (the "Company"), on the New York Stock Exchange, Inc. on February 25, 2000.


                             PART I

      Information Required in the Section 10(a) Prospectus

     The documents containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act, but are not filed with the Securities and Exchange Commission either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                            PART II

       Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference

     The following documents filed by HON INDUSTRIES Inc. (the
"Company" or the "Registrant") with the Commission are incorporated by reference in this Registration Statement:

    (a) The Company's Annual Report on Form 10-K for the year ended January 2, 1999, filed with the Commission on March 29, 1999;

    (b) The Company's Quarterly Report on Form 10-Q for the quarter ended April 3, 1999, filed with the Commission on May 14, 1999;

    (c) The Company's Quarterly Report on Form 10-Q for the quarter ended July 3, 1999, filed with the Commission on August 5, 1999;

    (d) The Company's Quarterly Report on Form 10-Q for the quarter ended October 2, 1999, filed with the Commission on November 12, 1999;

    (e) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 001-14225) on June 12, 1998; and

    (f) The description of the Company's Preferred Share
        Purchase Rights contained in the Company's Registration
        Statement on Form 8-A/A filed under the Exchange Act
        (File No. 001-14225) on September 14, 1998.

     All other documents filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all securities offered under this Registration Statement have been sold, or deregistering all securities then remaining unsold, are also incorporated by reference and shall be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel

     Not applicable.

Item 6.  Indemnification of Directors and Officers

     As permitted by the Iowa Business Corporation Act ("IBCA"), the Company's Articles of Incorporation, as amended (the "Articles") provide that no director shall be personally liable to the Company or any shareholder for monetary damages for breach of fiduciary duty as a director, except for: (i) a breach of the director's duty of loyalty to the Company or its shareholders;
(ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law; (iii) a transaction from which the director derived an improper personal benefit; or (iv) an improper act related to the payment of dividends or approval of a stock purchase in violation of Section 833 of the IBCA. While the Articles provide protection from awards for monetary damages for breaches of the duty of care, they do not eliminate the director's duty of care. Accordingly, the Articles will not affect the availability of equitable remedies, such as an injunction, based on a director's breach of the duty of care.

     In addition, the Company's By-laws provide that (i) no director of the Company shall be liable to the Company or any shareholder except as provided in the Articles or by the applicable law; (ii) the liability of directors shall be limited or removed to the maximum extent provided by the Articles or applicable law; (iii) no officer of the Company shall be liable to any shareholder for any act, omission or negligence, except for loss directly resulting from his or her willful or reckless misconduct; and (iv) the liability of officers shall be limited or removed to the maximum extent provided by the By-laws, the Articles or applicable law.

     The By-laws also provide that the Company may advance expenses and indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding (whether civil, criminal, administrative, or investigative including, without limitation, an action or suit by or in the right of the Company (collectively, "Action")) by reason of the fact that he or she is or was a director, officer, employee, member, if any, volunteer or agent of the Company, or is or was serving at the request of the Company as a director, officer, partner, trustee, employee, member, if any, volunteer or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan (each a "Qualified Person"). The indemnification, which may be made in any manner not prohibited by Iowa law, may be against expenses (including attorneys' fees), judgments, fines and amounts paid or incurred in settlement which the Qualified Person actually and reasonably incurred in connection with the Action. Indemnification shall not be provided in any case for (i) a breach of a person's duty of loyalty to the Company; (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law; (iii) a transaction from which the person derives an improper personal benefit; or (iv) proceedings by or in the right of the Company unless permitted by the IBCA. The By-laws also provide that a Qualified Person shall be indemnified against actually and reasonably incurred expenses in connection with any Action to the extent such Qualified Person has been successful on the merits or otherwise in defense of such Action or in the defense of any claim, issue or matter therein.

     The Company has director and officer liability insurance in the amount of $30,000,000, under which each director and each of certain officers of the Company is insured against certain liabilities. The Company has also entered into agreements with its directors and officers agreeing to indemnify them against certain liabilities to the fullest extent permitted under Iowa law.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits

Exhibit Number Description
4.1            Articles of Incorporation of the Registrant
               (incorporated by reference to Exhibit 3.i to the Registrant's Quarterly Report on Form 10-Q for the quarter ended October 3, 1998).

4.2 By-laws of the Registrant (incorporated by reference to Exhibit 3.ii to the Registrant's
               Quarterly Report on Form 10-Q for the quarter ended October 3, 1998).

4.3 Rights Agreement, dated as of August 13, 1998, by and between the Registrant and Harris Trust and Savings Bank, as Rights Agent (incorporated by reference to Exhibit 4.1 to Registration Statement on Form 8-A/A filed September 14,
               1998).

4.4            HON INDUSTRIES Inc. Profit-Sharing Retirement
               Plan, as amended and restated as of January 1, 1998.

               Registrant shall submit the Plan and any amendments thereto to the Internal Revenue
               Service (the "IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

23.2           Consent of Independent Public Accountants.

24.1           Power of Attorney.


Item 9.  Undertakings

      (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i)  To include any prospectus required by
          Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar amount would not exceed that which is registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (a)(1)(i) and
          (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
          Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




                           SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Muscatine, State of Iowa, on February 29, 2000.


                              HON INDUSTRIES Inc.


                              By:   /s/  Jack D. Michaels

                                 Jack D. Michaels
                                 Chairman, President and Chief
                                 Executive Officer


          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:


        Signature                  Title                Date

/s/Jack D. Michaels         Chairman, President  February 29, 2000
 Jack D. Michaels           and Chief Executive
                            Officer (principal
                            executive officer)


/s/Melvin L. McMains        Vice President and   February 29, 2000
Melvin L. McMains           Controller(princi-
                            pal accounting
                            officer)


/s/David C. Stuebe          Vice President and   February 29, 2000
David C. Stuebe             Chief Financial
                            Officer (principal
                            financial officer)


/s/Robert W. Cox*           Director             February 29, 2000
 Robert W. Cox



/s/Cheryl A. Francis*       Director             February 29, 2000
 Cheryl A. Francis



/s/W August Hillenbrand*    Director             February 29, 2000
August W. Hillenbrand



/s/Stanley M. Howe*         Director             February 29, 2000
 Stanley M. Howe



/s/Robert L. Katz*          Director             February 29, 2000
Robert L. Katz



/s/Moe S. Nozari*           Director             February 29, 2000
Moe S. Nozari



/s/Richard H. Stanley*      Director             February 29, 2000
 Richard H. Stanley



/s/Brian E. Stern*          Director             February 29, 2000
 Brian E. Stern



/s/Lorne R. Waxlax*         Director             February 29, 2000
 Lorne R. Waxlax




* James I. Johnson, the undersigned attorney-in-fact, by signing his name hereto, does hereby sign and execute this Registration Statement on behalf of the above indicated directors of the Registrant (constituting a majority of the directors) pursuant to a Power of Attorney filed with the Commission as Exhibit 24.1 hereto.



February 29, 2000          By:/s/James I. Johnson
                           Name:  James I. Johnson
                           Title:  Vice President, General
                                   Counsel and Secretary





     Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the Plan) have duly caused this Registration Statement to be signed on behalf of the undersigned, thereunto duly authorized, in the City of Muscatine, State of Iowa, on February 29, 2000.

                           HON INDUSTRIES INC. PROFIT-SHARING
                           RETIREMENT PLAN


                           By:/s/Jeffrey D. Fick
                           Name:  Jeffrey D. Fick
                           Title:  Chairman of the Administrative
                                   Committee



                         EXHIBIT INDEX


  Exhibit               Description               Sequentially
   Number                                         Numbered Page
    4.1     Articles of Incorporation of the           --
            Registrant (incorporated by
            reference to Exhibit 3.i to the
            Registrant's Quarterly Report on
            Form 10-Q for the quarter ended
            October 3, 1998).

    4.2     By-laws of the Registrant                  --
            (incorporated by reference to
            Exhibit 3.ii to the Registrant's
            Quarterly Report on Form 10-Q for
            the quarter ended October 3,
            1998).

    4.3     Rights Agreement, dated as of              --
            August 13, 1998, by and between
            the Registrant and Harris Trust
            and Savings Bank, as Rights Agent
            (incorporated by reference to
            Exhibit 4.1 to Registration
            Statement on Form 8-A/A filed
            September 14, 1998).

    4.4     HON INDUSTRIES Inc. Profit-Sharing         11
            Retirement Plan, as amended and
            restated as of January 1, 1998.

   23.2     Consent of Independent Public              89
            Accountants.

   24.1     Power of Attorney.                         90